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                                                                   EXHIBIT 10.23

                              Consulting Agreement

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 9th day of November, 2000, by and between Multimedia Games, Inc., a Texas corporation (the "Company"), and Marty Keane, an individual ("Consultant").

                                   WITNESSETH:

     WHEREAS, the Company wishes to retain Consultant as an independent consultant, in order to utilize Consultant's knowledge and expertise in matters of interest to the Company and its affiliates, and

     WHEREAS, the Company and Consultant desire to enter into this Agreement to set forth their respective rights and obligations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1. Independent Consultant. The Company does hereby appoint and engage Consultant, effective as of the date of this Agreement, as its consultant and advisor with respect to the matters within the knowledge and expertise of Consultant and Consultant hereby accepts such appointment and engagement for the compensation hereinafter set forth.

     The Company and Consultant specifically understand and agree that Consultant is and shall be and remain at all times under this Agreement an independent contractor and not the servant, agent or employee of the Company, and that Consultant shall be free from interference or direction from the Company as to his day-to-day activities in the performance of his duties hereunder. Consultant shall not be considered under the provisions of this Agreement as having employee status or as being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any pension, stock bonus, profit-sharing, or any other benefit available to a regular employee of the Company.

     2. Term. Subject to the provisions for termination hereinafter set forth, the term of this Agreement shall commence on November 9, 2000, and continue until November 9, 2001, unless extended for additional one year terms with the mutual consent of both parties.

     3. Duties. During the term of this Agreement, Consultant agrees to consult with the Company through its Chairman of the Board or President (or any other person identified to

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Consultant by the Chairman of the Board or President) with respect to such matters as are within the knowledge and expertise of Consultant and Consultant agrees to devote all reasonably necessary time and attention to the performance of such duties and to perform such duties diligently and to the best of his ability; provided that, Consultant shall not be required to devote more than 20 hours of service per month to the Company.

     4. Compensation. As compensation for all duties performed by Consultant under this Agreement, the Company shall pay Consultant the sum of fourteen thousand three hundred seventy five dollars ($14,375) per quarter, with the first such payment due upon the execution of this Agreement and each of the next three payments due on February 1, 2001, May 1, 2001 and August 1, 2001, respectively.

     5. Reimbursement for Expenses. Consultant shall be reimbursed for his reasonable expenses incurred in connection with the performance of his duties hereunder to the extent the same have been authorized in advance by an officer of the Company and Consultant submits proper documentation with respect thereto.

     6. Taxes. Any taxes or similar charges assessed against Consultant as a result of the compensation received by him hereunder shall be for the account of Consultant.

     7. Termination. The Company shall have the right to terminate this Agreement for the willful failure of Consultant to perform the services required hereunder and shall also terminate upon the death of Consultant. Consultant shall have the right to terminate this Agreement for any reason or for no reason by giving ninety (90) days' written notice thereof to the Company.

     In the event of termination under this Section 7, the Company shall pay to Consultant or his legal representative the compensation due under Section 4 above and any amounts for which Consultant is entitled to reimbursement under
Section 5 above through the date of such termination.

     8. Confidential Information. Consultant shall not, without the prior written consent of the Company, publish, disclose or make accessible to any person, firm or corporation, or himself use, any "Confidential Information" (as hereinafter defined), relating to the Company and its affiliates which Consultant may now possess or may obtain or create prior to the termination of this Agreement. "Confidential Information" shall include all information, whether oral or written, respecting the Company's and its affiliates' business, including, but not limited to, existing, proposed or prospective acquisitions and investments, customers, marketing techniques or strategies, pricing policies, cost information, commercial relationships, financial results and research and development. "Confidential Information" shall not include information which is public knowledge or which shall become public knowledge through no direct or indirect involvement on the part of Consultant.

     9. Authority. Consultant shall not have the authority, express or implied, to bind the Company and its affiliates with respect to any matter, except with the prior consent of the Chairman of the Board or President of the Company, which consent may be given orally or in writing.

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     10. Indemnity. The Company shall indemnify and hold harmless Consultant against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities (including reasonable attorney's fees) incident to any suit, action, investigation, claim or proceeding which Consultant may incur or may suffer by reason of providing services pursuant to this Agreement or by reason of acting for or on behalf of the Company pursuant to any authority granted or delegated to Consultant under this Agreement; provided, that the foregoing indemnification shall not include or apply to any liability arising by reason of any act or omission of Consultant which resulted from his fraud, gross negligence or willful misconduct or breach or default under this Agreement or any such power or authority.

     11. Remedies. Consultant acknowledges that the Company would have no adequate remedy at law and would be irreparably harmed if Consultant would breach any of the provisions of Section 8 above and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any such breaches or threatened breaches and to specific performance of such terms in addition to any other legal or equitable remedies. Consultant further agrees that he shall not in any proceeding in equity relating to the enforcement of Section 8 above raise the defense that the Company has an adequate remedy at law. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

     12. Severability. If any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of this Agreement in any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

     13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed delivered on the date personally delivered by hand, facsimile or by similar means, or on the third
(3rd) day after mailing if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed as follows:

     If to Consultant:

          at his address set forth beneath his signature to this Agreement

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     If to the Company:

          Multimedia Games, Inc.
          8900 Shoal Creek Blvd., Suite 300
          Austin, Texas 78757
          Attention: Gordon T. Graves
          Telecopy: (512) 371-7114

Either party may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth above.

     14. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other.

     15. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous promises, agreements and representations not set forth in this Agreement. This Agreement may not be amended or modified except by a writing signed by both parties.

     17. Captions. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

     IN WITNESS WHEREOF, the Company and Consultant have executed and delivered this Agreement as of the day and year first above written.

                                       MULTIMEDIA GAMES, INC.



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:



                                       --------------------------------
                                       Marty Keane, Consultant
                                       Address:
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